Exhibit 99.1.3
                                                                  --------------


                                                                          Dated:


                       EMPIRE STATE MUNICIPAL EXEMPT TRUST
                       Guaranteed Series 162 (the "Trust")


GLICKENHAUS & Co.

LEBENTHAL & CO., INC.

c/o GLICKENHAUS & CO.
6 East 43rd Street
New York, New York 10017
Attn:   Michael Lynch

                          AGREEMENT AMONG UNDERWRITERS


                                                                   Participation

                                                                           Units

Gentlemen:

        We hereby agree with you and the other Underwriters listed in Schedule A hereto, severally (the Underwriters") with respect to the underwriting by us of
        Units, subject to adjustment as provided in Section 1 (the "Units"), of fractional undivided interests in the above unit investment trust (the "Trust") to be created by a Trust Agreement (the "Trust Agreement"), a copy of which is available to us upon request, under which you will act as Depositors, The Bank of New York will act as Trustee (the "Trustee"), and Interactive Data Corporation will act as Evaluator (the "Evaluator"). The Units shall be represented by the certificates of ownership (the "Certificates") to be received in exchange for the bonds (or contracts for the purchase thereof, and Units, if any, of previously-issued series of Empire State Municipal Exempt Trust (the "Bonds") to be acquired hereunder upon the deposit of such Bonds in the Trust (the "Deposit Date").

        We authorize Glickenhaus & Co. ("Glickenhaus"), acting as Representative of the Underwriters and on our behalf, to take all such action and execute and deliver all such agreements, consents and documents as it in its discretion may deem necessary or advisable in order to carry out the provisions of this Agreement and of the Trust Agreement and the sale and distribution of the Units. We agree to execute such powers of attorney evidencing the powers granted to Glickenhaus under this Agreement or any other agreements, consents and documents upon Glickenhaus' request in such form and at such times as Glickenhaus deems appropriate and advisable.

        1. UNDERWRITER COMMITMENT.(1) We hereby commit on the terms and conditions of this Agreement to purchase and pay for the number of Units set forth opposite our name in Schedule A ("Underwriter Commitment"). Except for the right granted to Glickenhaus pursuant to this Section to decrease our Underwriter Commitment, our Underwriter Commitment may be increased or decreased only by a written and signed agreement between us and Glickenhaus at any time prior to the Deposit Date.



--------------------
1 In determining the Public Offering Price of Units for some series of Empire State Municipal Exempt Trust, there is included a sales charge which may be calculated on the basis of a graduated scale. In the event that such a graduated scale is used for this series, the phrase "Public Offering Price" as used in this Agreement shall be deemed to be the Public Offering Price applicable to sales of fewer than 250 Units.

        Our percentage interest ("Underwriter Percentage") and the percentage interest of each Underwriter in the total Units to be offered in this series shall be as expressed by the following ratio:

                Underwriter Commitment     =   Underwriter Percentage
              --------------------------
                     Total Units

        The final determination of the respective Underwriter Percentage of each Underwriter shall be made by Glickenhaus as of the Deposit Date.

        Glickenhaus is authorized to increase or decrease the number of total Units (and, correspondingly, the amount of Bonds) to be offered by a maximum of 50% if Glickenhaus shall deem it advisable and practicable to do so. In the event Glickenhaus shall elect to decrease the number of Units hereunder, Glickenhaus shall have the right but not the obligation to decrease our Underwriter Commitment proportionately by notifying us of such election by telephone and promptly confirming by telegraph or writing.

        Glickenhaus is authorized to amend Schedule A to add additional Underwriter(s) as Glickenhaus deems advisable in which case such Underwriter(s) shall be deemed to have been parties to this Agreement as of the date of its execution between us. Any deletion of Underwriter(s) from Schedule A by Glickenhaus to reflect their withdrawal from this underwriting participation shall be subject to reservation of all our rights with respect to them conferred in us by this Agreement.

        2. BOND ACCUMULATION ACCOUNT. We authorize you as our agents and attorneys-in-fact and as Depositors to purchase and accumulate Bonds for deposit in the Trust. All profits and losses from such purchase, accumulation and deposit of the Bonds in the Trust computed from the date a "Bond Accumulation Account" is commenced, adjusted to reflect expenses and carrying charges, shall be recorded in such Bond Accumulation Account. It is understood that the acquisition of the Bonds shall be at cost to the Bond Accumulation Account. Accordingly, if the aggregate cost of such Bonds to the Trust based on the Evaluator's evaluation of the offering price of the Bonds on the Deposit Date shall be less than their aggregate acquisition cost to the Bond Accumulation Account, any such loss, without limitation or restriction, shall be borne by you alone as you shall provide. However, if the aggregate cost of such Bonds to the Trust on the Deposit Date, as so determined, shall exceed the aggregate cost of such Bonds to the Bond Accumulation Account plus any interest accruing on Bonds not delivered at the Date of Deposit for the period commencing with the First Settlement Date (as defined in the Prospectus) to the actual dates of delivery of such undelivered Bonds, you agree to share with us to the extent of 50% of our Underwriter Percentage any such excess, less an amount equal to $0.50 per Unit committed for by us hereunder.

        The Bonds shall consist of obligations of the type and quality described in the Prospectus. We agree that you shall have no liability with respect to the issue, form, validity, legality, enforceability, value, or tax status of or title to the Bonds. We authorize Glickenhaus to execute on our behalf an appropriate "investment letter" with respect to any Bonds purchased on a private placement basis.

        You are authorized to sell, exchange or otherwise dispose of Bonds from the Bond Accumulation Account, including those Bonds purchased for the Bond Accumulation Account but not deposited in the Trust, for such consideration as you shall deem appropriate in your sole discretion. Only profits and losses from such transactions with respect to the Bonds deposited in the Trust shall be included in the final computation of profits and losses of the Bond Accumulation Account.

        The principal amount of the Bonds to be purchased shall not exceed $1,000 per Unit.

        We authorize you to purchase Bonds for the Bond Accumulation Account from any seller, including any of you and any of the other Underwriters. Such purchases shall be at the current market price then in effect (as reasonably determined by you); provided, however, that if any Underwriter is a member of a syndicate underwriting an original issue and is prohibited by price restrictions of the syndicate from reselling bonds at less than a certain price, then the purchase price of such Bonds to the Bond Accumulation Account shall be the lowest price permitted by such restrictions. We shall furnish to you in writing any information and copies of relevant documents regarding Bonds sold by us to the Bond Accumulation Account which you deem necessary for inclusion in the Prospectus, including but not limited to, the date on which such Bonds were acquired by us, the price of acquisition, and, if the sale is made by us as a member of another underwriting syndicate, our takedown retained as a member of such syndicate. If Bonds purchased from us were initially acquired by us from the manager of a syndicate of which we are or were a member or manager, we agree that there shall be furnished to you in writing such estimates as to our participation in the profit to the syndicate resulting from such purchase of Bonds as may be practicable under the circumstances.

        If at any time prior to the Deposit Date you shall determine that it is impracticable or inadvisable to complete the acquisition of any or all Bonds because of unfavorable market conditions or for other reasons adversely affecting such acquisition or the offering of Units hereunder we authorize you to sell from the Bond Accumulation Account the Bonds acquired prior to such determination in such manner, at such times and at such prices as you shall deem advisable, it being understood that any losses shall be borne by you and any profits shall belong to you. As soon as practicable after all of the Bonds have been sold pursuant to this paragraph, this Agreement shall be terminated and our account hereunder settled in the manner stated in Section 11.

        3. TRUST DEPOSIT. We authorize you, acting as our agent and on our behalf, to deposit the Bonds in the Trust at such time after the acquisition of the Bonds as you deem appropriate and to receive in exchange therefor for our account Certificates representing our Underwriter Commitment in the Trust. We authorize you to retain custody of the Certificates so acquired for our account until delivered to us or sold for our accounts in accordance with this Agreement.

        You may deliver to us from time to time against payment, for carrying purposes only, any Certificates which you are holding for sale for our account but which have not been sold and paid for. We will redeliver to you against payment any such Certificates so delivered to us for carrying purposes at such times as you may demand.

        4.      REGISTRATION  OF  TRUST  AND  UNITS.  We  understand  that (i) a registration statement has been or will be filed with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), for the purpose of registering the Trust under the 1940 Act; and (ii) a registration statement on Form S-6, as amended, has been or will be filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), to register the Units under the 1933 Act (the 1933 Act registration statement as amended at the time it becomes effective is hereafter referred to as the "Registration Statement"; and the term "Prospectus" as used herein shall mean the prospectus included in the Registration Statement at the time such Registration Statement becomes effective, except that if the prospectus filed pursuant to Rule 497(b) under the 1933 Act differs from the prospectus on file at the time such Registration Statement becomes effective, the term Prospectus shall refer to the Rule 497(b) prospectus from and after the time it is mailed or otherwise delivered to the Securities and Exchange Commission for filing; and the date as of which such Registration Statement is declared effective by the Commission is hereafter referred to as the "Effective Date"); and (iii) the Trust also will take all necessary action under the Blue Sky or securities laws of the states where it is proposed that the Units may be offered and sold to qualify the Units for public offer and sale. We understand that neither you nor any of the other Underwriters make any representations or warranties or assume any responsibility with respect to the foregoing except pursuant to the indemnity and contribution provisions hereof and except to the extent required by express provision of the 1933 Act, the 1940 Act or other applicable law.

        We hereby authorize you to take all such action on our behalf related to the above as you or your counsel shall deem necessary and advisable and to file and approve on our behalf any and all amendments or supplements to said registration statements and related filings as you or your counsel deem necessary and advisable. We confirm that we agree to furnish you upon your request with such information as will be required to ensure that such registration statements, the Prospectus and all other related documents are correct insofar as they relate to us.

        5. PUBLIC OFFERING OF UNITS. A public offering of the Units is to be made as soon after the Effective Date as in your judgment is practicable. You shall notify us promptly by telephone when the public offering is to commence. The public offering is to be made by means of the Prospectus and at the Public Offering Price and in accordance with the terms and conditions set forth in the Prospectus. We authorize Glickenhaus to change the terms and conditions of the public offering as Glickenhaus deems advisable. You are authorized to make public advertisements of the offering on such dates and in such form as you shall determine. We understand that we may not make any public advertisements or distribute any promotional materials relating to the Trust unless approved by Glickenhaus, as Agent for the Depositors, in writing.

        We also confirm that we will take reasonable steps to provide, or will request you to provide, the preliminary prospectus prior to the Effective Date and the Prospectus thereafter to any person making written request to us.

        6. PURCHASE OF UNITS BY THE UNDERWRITERS. The sales charges and per Unit sales concession ("Underwriter Concession") contemplated in connection with this offering are those amounts set forth in the Prospectus. The Underwriter Concession shall be retained by each Underwriter in accordance with the following paragraph and any remaining balance shall be remitted after accounting for expenses of the offering in accordance with Section 9. The remainder of the sales charge will accrue to you.

        We hereby agree with you and the several other Underwriters to purchase from you on the Date of Deposit Certificates representing our Underwriter Commitment on such date. The price to be paid for each such Unit shall be the Public Offering Price (as defined in the Prospectus) less the Underwriter Concession. Such payment is to be made by delivering to Glickenhaus within three business days of the Date of Deposit ("First Settlement Date"), a certified or bank cashier's check in New York Clearinghouse funds payable to the order of Glickenhaus & Co. At the Date of Deposit, we will become the owner of such Units and be entitled to the benefits (except for interest accruing thereon from the Date of Deposit to the First Settlement Date) and subject to the risks inherent therein.

        Pursuant to a Selected Dealers Agreement, a copy of which is attached hereto, we may sell to dealers ("Selected Dealers") part or all of the Units delivered to us for direct sale at the then effective Public Offering Price, plus accrued interest, less the dealers' concessions set forth in the Prospectus.

        We will offer to the public in conformity with the terms of the public offering and at the then effective Public Offering Price described in the Prospectus any of our Units not reserved by you for sale to retail accounts or to Selected Dealers or sold by us directly to Selected Dealers as herein authorized. When requested by us from time to time, you shall furnish to us the then effective Public Offering Price.

        7. SALES AUTHORITY. We authorize you to sell for our account to retail accounts or to Selected Dealers (including one or more of the Underwriters) such of our Units as you shall determine. Sales of Units to retail accounts or to Selected Dealers shall be made for the account of any Underwriter in such manner as you may deem appropriate. Our liability to take and pay for Units under this Agreement shall be reduced to reflect any such sales of Units for our account. You shall advise us promptly on the date of the public offering as to our Units reserved by you for sale to retail accounts or to Selected Dealers pursuant to this paragraph. You may advise us at any time thereafter that any Units so reserved for sale for our account and not sold are no longer so reserved and we shall then be responsible to take and pay for such Units as if they had not been reserved.

        You shall deliver to us for direct sale any Units held by you for our account and not reserved for sale to retail accounts or to Selected Dealers, and, with your consent, any Units held for our account which are so reserved from time to time in accordance with our instructions, and upon payment to you by us of the then effective Public Offering Price of such Units, plus accrued interest, adjusted for the Underwriter Concession.

        We authorize Glickenhaus to sell for our account to other Underwriters such of our Units held by you for our account as Glickenhaus shall determine which are not reserved by you for sale to retail accounts or to Selected Dealers or, in accordance with the preceding paragraph, delivered to us for direct sales provided that (i) such sales shall be made only to Underwriters to whom you shall have delivered all of their Units not reserved for sale to retail accounts or to Selected Dealers and (ii) such sales shall be made for the account of each Underwriter for whose account you hold unreserved Units in such manner as you may deem appropriate.

        You may, and any of the other Underwriters may, with your consent, make purchases and sales of Units from or to any other Underwriter at the then effective Public Offering Price, plus accrued interest, adjusted for the Underwriter Concession.

        You shall advise us as soon as practicable of any sales made by you for our account pursuant to this Section 7.

        From time to time prior to the termination of this Agreement, on Glickenhaus' request, we will advise Glickenhaus of Units remaining unsold which were delivered to us, and, on Glickenhaus' request, we shall deliver to you any such Units remaining unsold for sale for our account to retail accounts or, adjusted for the Underwriter Concession, to other Underwriters or Selected Dealers, all in the manner and subject to the limitations stated above.

        8. UNIT REPURCHASES. We understand and agree that you may, but are not obligated to, repurchase any Units which are tendered or offered to you by the holders thereof. If, during the term of this Agreement, you purchase or contract to purchase for the account of any Underwriter, in the open market or otherwise, Certificates for any Units which were retained by or released to us for direct sale, or any Certificates which may have been issued in exchange therefor, or if any such Units shall be tendered by us to the Trustee for redemption, and which Units were therefore not effectively placed for investment by us, we authorize you either to charge our account with an amount equal to the concession to Selected Dealers with respect thereto, or to require us to repurchase such Units at a price equal to the total cost of such purchase, including accrued interest and commissions, if any, and transfer taxes on the redelivery. Regardless of the amount paid on the repurchase of any such Units, it is agreed that they may be resold by us only at the then effective Public Offering Price plus accrued interest.

        We agree that, until the termination of this Agreement, we will make no purchase of the Units other than (i) purchases provided for in this Agreement,
(ii) purchases approved by Glickenhaus and (iii) purchases as a broker in executing unsolicited orders.

        9. EXPENSES. We authorize you to charge to our account all transfer taxes paid on sales or transfers made for our account pursuant to this Agreement. However, you shall bear the cost of all expenses (other than the expenses referred to in the preceding sentence) incurred by you under this Agreement or in connection with the establishment of the Trust and the advertising, offering and sale of the Units, including the cost of preparation, printing and execution of this Agreement, the Trust Agreement, the Certificates, the registration statements and amendments thereto, all legal and accounting fees of the Trustee and Depositors, the initial fees and expenses of the Trustee, original issue and transfer taxes (other than the transfer taxes referred to in the preceding sentence), fees of the Evaluator and any other out-of-pocket expenses incurred in connection with the foregoing.

        10. LEGAL OPINION AND ACCOUNTANT'S LETTER. After notification of the effectiveness of the Registration Statement by the Commission, there shall be furnished to each of us upon our request copies of all legal opinions and accountants' reports which are delivered to the Depositors, the Trustee and the Trust.

        11. TERMINATION OF AGREEMENT. This Agreement shall terminate 30 days after the date on which the public offering of the Units is concluded unless sooner terminated by Glickenhaus, provided that Glickenhaus may extend this Agreement for not more than four successive periods of 30 days each upon notice to us and each of the other Underwriters.

        Upon termination of this Agreement (other than pursuant to Section 2), or prior thereto, at Glickenhaus' discretion, (i) you shall deliver to us Certificates for any Units received by you for our account and not theretofore delivered to us and Certificates for any Units held by you for our account and
(ii) after (a) crediting to our account payments made to you on account of Units sold by you for our account or delivered by you to us, (b) charging to our account the amounts authorized by Section 9 (c) crediting to our account our share of any profit in the Bond Accumulation Account and (d) making such other credits or charges to our account as are authorized by the provisions of this Agreement, our account hereunder shall be settled and any amount due and owing thereunder shall be paid by you or by us, as the case may be. The determination by Glickenhaus as a Depositor and Representative of the amount to be paid to or by us in settlement of our account shall be final and conclusive.

        Notwithstanding any settlement on the termination of this Agreement, we agree to pay our Underwriter Percentage share of any amount payable on account of any claim, demand or liability which may be asserted against the
Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business or other separate entity and our Underwriter Percentage of any expenses incurred by you in defending against any such claim, demand or liability. We also agree to pay any stamp taxes which may be assessed and paid after such settlement on account of any Units received or sold hereunder for our account.

        Notwithstanding any termination of this Agreement, no sale of the Units shall be made by us at any time except in conformity with the provisions of
Section 22(d) of the 1940 Act.

        We agree that if, within ninety days from the Effective Date, either (i) the net worth of the Trust which we agree to underwrite shall be reduced to less than $2,000,000 or 20% of the aggregate principal amount of Bonds initially deposited in such Trust, whichever is lower, or (ii) such Trust shall have terminated, then we will refund, on demand and without deduction, all sales charges to purchasers of Units from us or any Selected Dealer participating in the distribution of our Units. We authorize you to charge our account for all refunds of sales charges in respect to our Units.

        12. INDEMNIFICATION AND CONTRIBUTION. We agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus as amended and supplemented, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with information furnished to you by us for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which we may otherwise have.

        Each Underwriter agrees to pay upon request, as contribution, its proportionate share, based upon the respective Underwriter Percentage of the Underwriters, of any losses, claims, damages or liabilities, joint or several, under the 1933 Act, the 1940 Act or otherwise, paid or incurred by an Underwriter to any person other than an Underwriter (including amounts paid by an Underwriter as contribution), arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact furnished by an Underwriter and contained in the Registration Statement, any preliminary prospectus, the Prospectus, any amendment or supplement thereto, any document which may be incorporated by reference therein, or used in connection with the sale of the Units, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any act or omission to act or any alleged act or omission to act by an Underwriter, in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Units; and each Underwriter will pay such proportionate share of any legal or other expenses reasonably incurred by an Underwriter or with its consent, in connection with investigating or defending any such loss, claim, damage, or liability or any action in respect thereof.

        In case any action shall be brought against any Underwriter or any person controlling such Underwriter based upon the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto and in respect of which indemnity or contribution may be sought against any Underwriter, such Underwriter shall promptly notify you in writing and you shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Any such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel has been specifically authorized by us in writing. We shall not be liable for any settlement of any such action effected without our consent, but if settled with our consent or if there be a final judgment for the plaintiff in any such action, we agree to indemnify and hold harmless any such Underwriter and any such controlling person from and against any loss and liability by reason of such settlement or judgment or to pay as contribution our share of such loss or liability as provided in the preceding paragraph.

        The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) the termination of this Agreement, and (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter.

        13. SUBSTITUTION. Until the termination of this Agreement, we authorize Glickenhaus to arrange for the substitution hereunder of other persons, who may include you and us, for all or any part of the commitment of any non-defaulting Underwriter with the consent of such Underwriter, and for all or any part of the commitment of any defaulting Underwriter without his consent, upon such terms and conditions as Glickenhaus may deem advisable, provided that such substitution shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages from such default, nor relieve any Underwriter of any obligation under this Agreement. The expenses chargeable to the account of any defaulting Underwriter and not paid for by it or by the person substituted for such Underwriter and any additional losses or expenses arising from such default shall be considered to be expenses of the Underwriting account and shall be charged against the accounts of the non-defaulting Underwriters in proportion to their respective Underwriter Percentages.

        In the event that any of you shall for any reason cease to act as Depositors of the Trust prior to the termination of the Trust Agreement, we hereby authorize the remaining Depositor(s) and Trustee to select a substitute Depositor as provided in the Trust Agreement.

        14.     MISCELLANEOUS.   Default  by  any  one  or  more  of  the  other
Underwriters in respect of their several obligations under this Agreement shall not release us from any of our obligations hereunder.

        You represent to us that you are members in good standing of the National Association of Securities Dealers, Inc. We represent to you that we are members in good standing of said Association or, if we are not such a member, that we are a foreign dealer not eligible for membership in said Association, and we hereby agree not to reoffer, resell, or deliver Units in the United States, its territories or its possessions or to persons who we have reason to believe are citizens thereof or residents therein.

        Nothing herein contained constitutes us partners with you or with the other Underwriters and the obligations of ourselves and of each of the other Underwriters are several and not joint.

        Nothing herein contained shall be deemed to protect or purport to protect any person against any liability to the Trust or the Certificateholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the duties of such person, or by reason of such person's reckless disregard of such person's obligations and duties under this Agreement.

        Notices hereunder shall be deemed to have been duly given if telephoned and then promptly mailed or telegraphed to us at our address set forth in the Underwriters' Questionnaire which we have furnished to Glickenhaus at its address set forth at the head of this Agreement.

        The headings contained in this Agreement are for reference purposes only and shall not affect its meaning or interpretation.

        This Agreement shall be construed in accordance with the laws of the State of New York.

        This Agreement is being executed by us and delivered to you. Upon your confirmation hereof and of agreements in identical form with each of the other Underwriters, this Agreement shall constitute a valid agreement between us.


                                                        Very truly yours,


                                                  ------------------------------


                                                  By:
                                                     ---------------------------
                                                             Underwriter


Confirmed as of the date set forth
  on page 1 of this Agreement.

GLICKENHAUS & CO.

LEBENTHAL & CO., INC.

By:     Glickenhaus & Co.

                                   SCHEDULE A

                            Underwriter Participation


                                                                                    Underwriter
        Name and Address                      Underwriter Commitment                Percentage
        ----------------                      ----------------------                -----------
Glickenhaus & Co.                 [Pending delivery of the definitive  Schedule
  6 East 43rd Street              A   pursuant   to   Section  1  hereof,   the
  New York, New York 10017        Depositors'   Underwriter   Commitment   (and
                                  Underwriter  Percentage)  shall be the number
                                  of Units which have not been  committed for by
                                  other  Underwriters who have become parties to
                                  this Agreement.]

Lebenthal & Co., Inc.
   25 Broadway
   New York, New York 10004

                       EMPIRE STATE MUNICIPAL EXEMPT TRUST


                              Guaranteed Series 162


                           SELECTED DEALERS AGREEMENT


                                                                          Dated:
Gentlemen:

                        (the "Underwriter") has entered into an agreement (the "Agreement Among Underwriters") with the co-sponsors (the "Co-Sponsors") of Empire State Municipal Exempt Trust, Guaranteed Series 162 (the "Trust") pursuant to which it acts as an Underwriter for the sale of Units (the "Units") of the Trust and as such has a limited right to distribute Units of the Trust for resale. The Trust is a unit investment trust registered under the Investment Company Act of 1940, as amended, and the Units being offered to the public are registered under the Securities Act of 1933, as amended. Upon request to us, you, as a Selected Dealer, may receive a copy of the Agreement Among Underwriters, certain provisions of which are referred to herein. The term Prospectus as used herein shall mean the prospectus included in the registration statement, as amended, on Form S-6 under the Securities Act of 1933 relating to the Trust on file with the Securities and Exchange Commission at the time such registration statement, as amended, becomes effective, except that if the prospectus filed pursuant to Rule 497(b) under the Securities Act of 1933 differs from the prospectus on file at the time such registration statement, as amended, becomes effective, the term Prospectus shall refer to the Rule 497(b) prospectus from and after the time it is mailed or otherwise delivered to the Securities and Exchange Commission for filing. As principal, we offer to sell to you, as a Selected Dealer, Units of the Trust upon the following terms and conditions:

        1. In all sales of the Units to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Trust, the Co-Sponsors, or for us, nor shall you have any authority to act as agent for the Trust, the Co-Sponsors, for us or for any other Selected Dealer.

        2. Orders received from you will be accepted through us only at the Public Offering Price applicable to each order, as set forth in the Prospectus. The procedure relating to the handling of orders shall be subject to Section 5 hereof and instructions which we or the Co-Sponsors shall forward from time to time to you. All orders are subject to acceptance or rejection by Glickenhaus & Co. ("Glickenhaus"), as agent for the Co-Sponsors, in its sole discretion. The minimum initial and subsequent purchase requirements, if any, are set forth in the Prospectus.

        3. The sales charges for sales of the Units to the public, computed as percentages of the Public Offering Price and the amount invested, are set forth in the Prospectus. These sales charges will apply on all purchases at any one time by the same purchaser of Units of the Trust in the amounts stated. Units held in the name of the spouse of the purchaser or in the name of a child, under 21 years of age, of the purchaser are deemed for the purposes hereof to be registered in the name of the purchaser. The graduated sales charges are also applicable to a trustee or other fiduciary purchasing securities for a single trust estate or single fiduciary account.

        The concession paid to Selected Dealers (the "Selected Dealer Concession") shall be an amount of $35 per Unit on sales of fewer than 250 Units or such other amount as set forth in the Prospectus but in no event shall such concession be in excess of the sales charge relating to the purchase of Units.

        You may reallow to other dealers who are members in good standing of the National Association of Securities Dealers, Inc. a concession not in excess of the Selected Dealer Concession, provided such dealers agree to abide by the terms of this Agreement.

        4. You shall not place orders for any Units unless you have already received purchase orders for such Units at the applicable public offering prices and subject to the terms hereof. You agree that you will not offer or sell any Units except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Units you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus and will not furnish to any person any information relating to the Units which is inconsistent in any respect with the information contained in the Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without the express written consent of Glickenhaus. as agent for the Co-Sponsors.

        5. The Co-Sponsors will consider any order entered by authorized personnel from the Selected Dealer during business hours (8:30 A.M. to 5:00 P.M.) good and non-cancellable orders. Any orders will be entered as received, less the Selected Dealer Concession.

        6. No person is authorized to make any representations concerning the Units except those contained in the Prospectus and in such printed information subsequently issued by the Co-Sponsors or the Trust as information supplemental to such Prospectus. In purchasing Units from us, you shall rely solely on the representations set forth in the Prospectus.

        7. You agree to deliver to each of the purchasers making purchases from you a copy of the Prospectus at or prior to the time of offering or sale, and you agree thereafter to deliver to such purchasers copies of the annual and interim reports of the Trust. Additional copies of the Prospectus and annual and interim reports of the Trust will be supplied to you in reasonable quantities upon request.

        8. The Co-Sponsors reserve the right in their discretion, without notice, to suspend sales or withdraw the offering of Units entirely. Each party hereto has the right to cancel this Agreement upon written notice to the other party.

        The Co-Sponsors shall have full authority to take such action as they may deem advisable in respect of all matters pertaining to the offering of the Units. The Co-Sponsors shall be under no liability to you or the Underwriters except for failure to perform obligations expressly assumed herein and in the Agreement Among Underwriters. Nothing contained in this Section 8 is intended to operate as, nor shall the provisions of this Section 8 in any way whatsoever constitute, a waiver by you of compliance with any provisions of the Securities Act of 1933, as amended, of the rules and regulations of the Securities and Exchange Commission issued thereunder, or of any other applicable Federal or state regulations.

        9. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. and, with respect to any sales of the Units in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association and by the terms of this Agreement.

        10. Upon application to the Co-Sponsors, we will inform you as to the states in which we believe the Units have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but neither we nor the Co-Sponsors assume any responsibility or obligation as to your right to sell Units in any jurisdiction.

        11.     All notices and communications to us should be sent to:
      attention:               .  All notices and communications to you shall be
given if mailed or telegraphed to you at the address specified hereinabove.

        Please confirm your purchase and your acceptance of the terms of this Agreement by signing and returning to us at the enclosed duplicate of this letter.


                                                  ------------------------------
                                                       Name of Underwriter


                                                  By:
                                                     ---------------------------
                                                                Title



------------------------------
   Name of Selected Dealer


By:
   ---------------------------
              Title

             EMPIRE STATE MUNICIPAL EXEMPT TRUST, GUARANTEED SERIES
                                GLICKENHAUS & CO.
                         MEMBER NEW YORK STOCK EXCHANGE
                               6 East 43rd Street
                              New York, N.Y. 10017
                                 (212) 953-7532
                              Unit Trust Department


                             - FOR DEALER USE ONLY -





RE:     EMPIRE STATE MUNICIPAL EXEMPT TRUST GTD 162

Gentlemen:

        In order to furnish Blue Sky sales reports to the regulatory authorities of the States wherein Units of the Trust were sold, Glickenhaus & Co., as Agent for the Sponsors of the Trust, requests that you provide to the Undersigned the following information regarding your Underwriter Commitment of Units of the Trust (and any takedowns of additional Units of the Trust):

Company Name:

                NUMBER OF UNITS SOLD                STATE(S) WHERE UNITS SOLD
                --------------------                -------------------------
                to Corporations, Partnerships,
                Sole Proprietorships and to
                Individuals







This information is taken from official and unofficial sources we believe to be reliable, but cannot be guaranteed as to completeness or accuracy.

        Please complete and return one executed copy of the Questionnaire to Glickenhaus & Co. at the address stated below. Make a copy for your files.

                           UNDERWRITERS' QUESTIONNAIRE

                       EMPIRE STATE MUNICIPAL EXEMPT TRUST


GLICKENHAUS & CO.

LEBENTHAL & CO., INC.

c/o GLICKENHAUS & CO.
6 East 43rd St.
New York, New York 10017
Attention:     Michael Lynch

Dear Sirs:

        In connection with the proposed public offering of Units of fractional undivided interest (the "Units") in The Empire State Municipal Exempt Trust Guaranteed Series 162 (the "Trust") and for use in any registration statement or prospectus relating to such Units, the undersigned, as a proposed underwriter, advises you as follows:

        Our exact name as it should appear in the prospectus and address (including zip code) are as follows:

               We are a (check one) |_| Corporation |_| Partnership |_| Sole Proprietorship organized or existing under the laws of the State of

               We are a member in good standing of the National Association of Securities Dealers, Inc., and are registered with the Securities and Exchange Commission as a broker or dealer pursuant to Section 15(b) of the Securities Exchange Act of 1934.

               We represent that our participation in the offering of the Units will not place us in violation of Rule 15c3-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the rules of any securities exchange of which we are a member.

               Except as indicated below, other than as may be stated in the registration statement under the Securities Act of 1933 relating to the Units (the "Registration Statement") or in any prospectus filed as part thereof, or any registration statement relating to the Trust under the Investment Company Act of 1940, or the Agreement Among Underwriters,

               (a)   neither  we nor any  "affiliated  person",  as  defined  In
        Section 2(a) (3) of the Investment Company Act of 1940, have received, nor do we know of any arrangement whereby we or any such person will receive, any profits or other benefits through the sale or purchase of the Units or interests therein, or the deposited bonds or interests herein;

               (b) we do not know of any arrangement to limit or restrict the sale of the Units for the period of distribution, to stabilize the market for the Units or the deposited bonds, for withholding commissions, or otherwise to hold each Underwriter or dealer responsible for the distribution of its participation, nor do we know of any current agreements or arrangements with dealers, agents or salesmen with respect to commissions, discounts, overriding commissions, territories, franchises and the like with respect to the offering of the Units; and

               (c) we have not received, nor do we know of any arrangement whereby we are to receive any fees from the sale of the Units or from any other functions to be performed by us in connection therewith.

        We have never acted in any capacity with respect to any investment company or companies other than the Trust except to sell securities of other investment companies as a member of underwriting groups or selling groups or as agents of such companies, to execute orders for the purchase and sale of securities of such companies, or to sell securities to or purchase securities from any such companies in our capacity as a broker or dealer in securities.





                            [State exceptions if any]





        We represent that we have no knowledge of any false or misleading statements in or omissions from the Registration Statement and that, in accordance with the next paragraph, we will advise Glickenhaus & Co. if we become aware of any such statements or omissions in the Registration Statement. We represent and warrant that the foregoing information is correct to the best of our knowledge, information and belief.

        We will notify you immediately in the event of any development before the date of completion of the public offering of the Units which makes untrue or incomplete any of the above statements.

        We will keep an accurate record of the names and addresses of all persons to whom we give copies of the Registration Statement or any amendments thereto, or of any preliminary or final prospectus relating to the Units and, when furnished with copies of any subsequent amendment or supplement to the Registration Statement or any prospectus we will promptly forward copies to such persons.


                                         Very truly yours,


                                         ---------------------------------------
                                           (Name of Underwriter--Please Print)


                                         By:
                                            ------------------------------------
                                             (Signature of Officer or Partner)


                                         Title:
                                               ---------------------------------

                                         Date:
                                              ----------------------------------


                                       2